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                                                             EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-50871) of our reports dated February 27, 1998 included in Weeks Corporation's and Weeks Realty, L.P.'s Annual Reports on Form 10-K for the year ended December 31, 1997, our reports dated February 13, 1998 included in Weeks Corporation's and Weeks Realty, L.P.'s Current Reports on Form 8-K dated February 17, 1998 and filed on February 18, 1998, and our reports dated June 8, 1998 included in Weeks Corporation's and Weeks Realty, L.P.'s Current Reports on Form 8-K dated and filed on June 16, 1998, and to all references to our Firm included in this Registration Statement.

                                                  /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 30, 1998